UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 26, 2015

Nielsen N.V.

(Exact name of registrant as specified in its charter)

The Netherlands	001-35042	98-0662038
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

85 Broad Street New York, New York 10004 (646) 654-5000	Diemerhof 2 1112 XL Diemen The Netherlands +31 20 398 8777

(Address of principal executive offices)

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

On February 26, 2015, Nielsen N.V., a Dutch company (the “Company”), announced that its Board of Directors unanimously approved a proposal that would result in a change in domicile of the Company from the Netherlands to the United Kingdom. Under the proposal, the Company’s principal executive offices would continue to be located in the United States.

Pursuant to the proposal, upon satisfaction of certain conditions, the Company will merge with and into Nielsen Holdings Limited, a newly formed, wholly-owned subsidiary of the Company, incorporated under English law (which will be reregistered as a public limited company to be named “Nielsen Holdings plc” prior to and in connection with the Merger) (“Nielsen-UK”), with the Company being the disappearing entity and Nielsen-UK being the surviving entity (the “Merger”). If the Merger is consummated, each shareholder of the Company will receive, as consideration, one ordinary share of Nielsen-UK in exchange for each share of the Company held immediately prior to the effective time of the Merger.

Upon completion of the Merger, Nielsen-UK will become the parent holding company of the Nielsen group and will continue to conduct the same businesses through the Nielsen group of companies in the same manner as prior to the Merger. Nielsen-UK will remain subject to the U.S. Securities and Exchange Commission (“SEC”) reporting requirements, the mandates of the Sarbanes-Oxley Act and the Dodd-Frank Wall Street Reform and Consumer Protection Act and the applicable corporate governance rules of the New York Stock Exchange, and it will continue to report its consolidated financial results in U.S. dollars and under U.S. GAAP. Upon the completion of the Merger, Nielsen-UK will also be required to comply with any additional applicable rules and reporting requirements under English law. It is anticipated that Nielsen-UK’s shares will be listed with the New York Stock Exchange and traded in U.S. dollars under the symbol “NLSN,” the same symbol under which the Company’s shares are currently listed.

The Company’s shareholders will be asked to vote to approve the Merger at the Company’s 2015 annual meeting of shareholders. The Merger is expected to be completed during the third quarter of 2015.

A copy of the press release issued by the Company on the date hereof announcing the proposed change in domicile is filed as Exhibit 99.1 and is incorporated by reference herein.

Forward-Looking Statements

This Current Report contains “forward-looking statements” about the business, financial performance and prospects of the Company. Statements about the Company’s or management’s plans, intentions, expectations, beliefs, estimates, predictions, or similar expressions for the future, including those regarding the proposed change in domicile, the timing thereof, timing of the 2015 annual meeting of shareholders and listing on the New York Stock Exchange, are forward-looking statements that involve risks, uncertainties and assumptions. No assurance can be given that the outcomes of these forward-looking statements will be realized, and actual results could differ materially from those expressed as a result of various factors. A discussion of these factors, including risks and uncertainties, is set forth from time to time in the Company’s filings with the SEC.

Important Additional Information Has Been Filed with the SEC

In connection with the proposed change in domicile and related Merger, Nielsen-UK has filed with the SEC a registration statement on Form S-4 that included a preliminary proxy statement/prospectus for the Company’s 2015 annual meeting of shareholders, and each of the Company and Nielsen-UK may be filing with the SEC other documents that contain other relevant materials in connection with the proposed change in domicile of the Company. A definitive proxy statement/prospectus will be mailed to the shareholders of the Company once the registration statement has been declared effective by the SEC. INVESTORS ARE ADVISED TO READ THE PROXY STATEMENT/PROSPECTUS CAREFULLY AND ANY OTHER MATERIALS WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE COMPANY AND ITS PROPOSED CHANGE IN DOMICILE. You may obtain a free copy of the proxy statement/prospectus and other relevant documents filed with the SEC from the SEC’s web site at www.sec.gov or at the Company’s website at http://www.nielsen.com. You will also be able to obtain, without charge, a copy of the proxy statement/prospectus and other relevant documents by directing a request to Nielsen N.V., 40 Danbury Road, Wilton, Connecticut 06897, telephone (203) 563-3200.

Participants in Solicitation

The Company and its directors and officers may be deemed to be participants in the solicitation of proxies from its shareholders with respect to the Merger. Information about these persons is set forth in the proxy statement/prospectus included in the registration statement on Form S-4 filed by Nielsen-UK in connection with the proposed change in domicile, and in any documents subsequently filed by the Company, Nielsen-UK or their directors and officers under the Securities Exchange Act of 1934, as amended. Investors may obtain additional information regarding the interests of such persons, which may be different from those of the Company’s shareholders generally, by reading the proxy statement/prospectus and other relevant documents regarding the proposed change in domicile that may be filed with the SEC.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.		Exhibit Description

99.1	—	Press Release dated February 26, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Nielsen N.V.

Date: February 26, 2015

	By:	/s/ Harris A. Black
Harris A. Black
Secretary

Exhibit Index

Exhibit No.		Exhibit Description

99.1	—	Press Release dated February 26, 2015.